EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 033-55425, 333-22355, 333-49455, 333-68847, 333-74075, 333-34760, 333-86874, 333-101455 and 333-141013), Form S-8 (No. 033-09896, 033-51455, 033-55410, 033-58347, 333-57515, 333-57517, 333-57519, 333-83511, 333-49280, 333-57868, 333-105065, 333-108461, 333-136083, 333-136086, 333-146932 and 333-148995) and on Form S-4 (No. 333-82049) of Honeywell International Inc. of our report dated February 14, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 14, 2008